Exhibit 10.21

AMENDMENT NO. 3

TO

AMERICAN DENTAL PARTNERS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

The American Dental Partners, Inc. 1997 Employee Stock Purchase Plan, as previously amended by an Amendment dated February 27, 1998, and an Amendment dated February 25, 2000 (collectively, the “Plan”), is hereby amended pursuant to the following provisions:

1. Definitions

All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

2. Eligibility

The second sentence of Section 4 of the Plan is hereby deleted from the Plan in its entirety and replaced with the following:

For purposes of this §4, the term “Subsidiary” or “subsidiary corporation” shall mean (i) a subsidiary corporation of the Company as defined in §424(f) of the Code and the rules and regulations thereunder, and (ii) any limited liability company in which the Company or any such subsidiary corporation is the sole member.

3. Effective Date; Construction

The effective date of this amendment is July 1, 2001, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.